EXHIBIT 99.1

Financial Contact:     James S. Gulmi (615) 367-8325
Media Contact:    Claire S. McCall (615) 367-8283

GENESCO REPORTS THIRD QUARTER FISCAL 2015 RESULTS
-Revises Fiscal 2015 Outlook-

NASHVILLE, Tenn., Dec. 5, 2014 --- Genesco Inc. (NYSE:GCO) today reported results for the third quarter ended November 1, 2014. In a separate press release issued today, the Company announced that James S. Gulmi plans to retire from the role of chief financial officer at the end of the fiscal year and that he will be succeeded as chief financial officer by Mimi E. Vaughn, currently the Company’s Senior Vice President-Strategy and Shared Services.

Earnings from continuing operations for the third quarter of Fiscal 2015 were $28.8 million, or $1.21 per diluted share, compared to earnings from continuing operations of $27.8 million, or $1.18 per diluted share, for the third quarter ended November 2, 2013. Fiscal 2015 third quarter results reflect pretax items of $2.0 million, or $0.07 per diluted share after tax, including $1.0 million related to deferred purchase price payments in connection with the acquisition of Schuh Group Limited; and $1.0 million in network intrusion expenses and asset impairment charges. They also reflect the favorable resolution of formerly uncertain tax positions taken by Schuh at the time of the acquisition, resulting in the write-off of an indemnification asset of $7.1 million and the reversal of a corresponding FIN 48 provision, with essentially no net after-tax effect on earnings for the quarter. Fiscal 2014 third quarter results reflect pretax items of $8.5 million, or $0.25 per diluted share after tax, including $4.0 million of expenses related to the change in accounting for deferred bonuses, $3.0 million related to deferred purchase price payments in connection with the acquisition of Schuh Group Limited; and $1.5 million for network intrusion expenses, asset impairment charges and other legal matters.

Adjusted for the items described above in both periods, earnings from continuing operations were $30.3 million, or $1.28 per diluted share, for the third quarter of Fiscal 2015, compared to earnings from continuing operations of $33.8 million, or $1.43 per diluted share, for the third quarter of Fiscal 2014. For consistency with Fiscal 2015's previously announced earnings expectations and with previously reported adjusted results for the prior year period, the Company believes that the disclosure of the results from continuing operations adjusted for these items will be useful to investors. A reconciliation of earnings and earnings per share from continuing operations in accordance with U.S. Generally Accepted Accounting Principles with the adjusted earnings and earnings per share numbers presented in this paragraph is set forth on Schedule B to this press release.

Net sales for the third quarter of Fiscal 2015 increased 8% to $723 million from $666 million in the third quarter of Fiscal 2014. Consolidated third quarter 2015 comparable sales, including same store sales and comparable e-commerce and catalog sales, increased 3%, with a 6% increase in the Journeys Group, a 1% increase in the Lids Sports Group, and flat comparable sales in the Schuh and Johnston & Murphy Groups.

Robert J. Dennis, chairman, president and chief executive officer of Genesco, said, “We delivered solid top-line growth in the third quarter, driven by better than expected sales in the Journeys Group. Sales in our other divisions, except for the Lids Sports Group, were essentially on plan. At the Lids Sports Group, lower than planned sales caused negative expense leverage and lower gross margins, resulting in a shortfall in earnings that was not offset by the other divisions’ performance.

EXHIBIT 99.1

“The fourth quarter has started off well, with consolidated comparable sales up 9% through December 2, 2014.”

Dennis also discussed the Company’s updated outlook. “Based on our third quarter performance and expectations for additional margin pressure in the Lids Sports Group in the fourth quarter, we are revising our full year outlook. We now expect adjusted diluted earnings per share to be in the range of $4.75 to $4.85, compared to Fiscal 2014's adjusted earnings per share of $5.09, down from our previously issued guidance of $5.10 to $5.20. Consistent with our previous guidance, these expectations do not include non-cash asset impairments and other charges, partially offset by a gain on a lease termination in the first quarter this year, which we estimate will be in the range of $2.9 million to $3.4 million pretax, or $0.08 to $0.09 per share, after tax, in Fiscal 2015. These expectations also do not reflect a $5.7 million, or $0.15 per diluted share, change in the first quarter related to the change in accounting for bonus awards. Finally, the expected earnings per share do not reflect compensation expense associated with the Schuh deferred purchase price as described above, which is currently estimated at approximately $7.3 million, or $0.31 per diluted share, for the full year. This guidance assumes a comparable sales increase in the low single digit range for the full fiscal year.” A reconciliation of the adjusted financial measures cited in the guidance to their corresponding measures as reported pursuant to U.S. Generally Accepted Accounting Principles is included in Schedule B to this press release.

Dennis concluded, “We continue to be confident in the long-term outlook for our Company and believe the actions we are taking to improve our earnings power will begin to yield positive results next year.”

Conference Call and Management Commentary

The Company has posted detailed financial commentary in writing on its website, www.genesco.com, in the investor relations section. The Company's live conference call on December 5, 2014 at 7:30 a.m. (Central time), may be accessed through the Company's internet website, www.genesco.com. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software.

Cautionary Note Concerning Forward-Looking Statements

This release contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses (including, without limitation, sales, expenses, margins and earnings) and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to estimates reflected in forward-looking statements, including the amount of required accruals related to the earn-out bonus potentially payable to Schuh management based on the achievement of certain performance objectives; the timing and amount of non-cash asset impairments related to retail store fixed assets or to intangible assets of acquired businesses; the effectiveness of our omnichannel initiatives, weakness in the consumer economy; competition in the Company's markets; inability of customers to obtain credit; fashion trends that affect the sales or product margins of the Company's retail product offerings; changes in buying patterns by significant wholesale customers; bankruptcies or deterioration in financial condition of significant wholesale customers; disruptions in product supply or distribution; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the Company's ability to continue to complete and integrate acquisitions, expand its business and diversify its product base; changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons; and the performance of athletic teams, the participants in major sporting events

EXHIBIT 99.1

such as the Super Bowl and World Series, developments with respect to certain individual athletes, and other sports-related events or changes that may affect period-to-period comparisons in the Company’s Lids Sports Group retail business. Additional factors that could affect the Company's prospects and cause differences from expectations include the ability to build, open, staff and support additional retail stores and to renew leases in existing stores and control occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences; unexpected changes to the market for the Company's shares; variations from expected pension-related charges caused by conditions in the financial markets; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear, sports apparel and accessories in more than 2,830 retail stores and leased departments throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Schuh, Schuh Kids, Lids, Locker Room by Lids, Lids Clubhouse, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.shibyjourneys.com, www.schuh.co.uk, www.johnstonmurphy.com, www.lids.com, www.lids.ca, www.lidslockerroom.com, www.lidsteamsports.com, www.lidsclubhouse.com, www.trask.com, www.suregripfootwear.com and www.dockersshoes.com . The Company's Lids Sports Group division operates the Lids headwear stores, the Locker Room by Lids and other team sports fan shops and single team clubhouse stores, and the Lids Team Sports team dealer business. In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the Trask brand, the licensed Dockers brand, SureGrip, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.

GENESCO INC.

Consolidated Earnings Summary
	Three Months Ended		Nine Months Ended
	November 1,	November 2,	November 1,	November 2,
In Thousands	2014	2013	2014	2013
Net sales	$722,915	$666,332	$1,967,214	$1,832,466
Cost of sales	364,426	334,171	991,036	919,060
Selling and administrative expenses*	310,893	283,702	894,469	829,506
Asset impairments and other, net	1,036	1,480	1,347	(4,331)
Earnings from operations	46,560	46,979	80,362	88,231
Indemnification asset write-off	7,050	—	7,050	—
Interest expense, net	891	1,190	2,374	3,369
Earnings from continuing operations
before income taxes	38,619	45,789	70,938	84,862

Income tax expense	9,869	17,993	23,322	34,092
Earnings from continuing operations	28,750	27,796	47,616	50,770

Provision for discontinued operations	(88)	(46)	(287)	(270)
Net Earnings	$28,662	$27,750	$47,329	$50,500

*Includes $1.0 million and $6.3 million, respectively, in deferred payments related to the Schuh acquisition for the third quarter and first nine months ended November 1, 2014, respectively, and $3.0 million and $8.7 million for the third quarter and first nine months ended November 2, 2013, respectively.

Earnings Per Share Information
	Three Months Ended		Nine Months Ended
	November 1,	November 2,	November 1,	November 2,
In Thousands (except per share amounts)	2014	2013	2014	2013
Preferred dividend requirements	$—	$—	$—	$33

Average common shares - Basic EPS	23,602	23,329	23,489	23,299

Basic earnings per share:
From continuing operations	$1.22	$1.19	$2.03	$2.18
Net earnings	$1.21	$1.19	$2.01	$2.17

Average common and common
equivalent shares - Diluted EPS	23,760	23,604	23,691	23,619

Diluted earnings per share:
From continuing operations	$1.21	$1.18	$2.01	$2.15
Net earnings	$1.21	$1.18	$2.00	$2.14

GENESCO INC.

Consolidated Earnings Summary
	Three Months Ended		Nine Months Ended
	November 1,	November 2,	November 1,	November 2,
In Thousands	2014	2013	2014	2013
Sales:
Journeys Group	$303,781	$281,093	$802,742	$760,707
Schuh Group	101,959	92,556	283,005	242,988
Lids Sports Group	220,038	199,154	608,621	569,515
Johnston & Murphy Group	65,965	61,689	184,357	173,372
Licensed Brands	30,981	31,630	87,735	84,854
Corporate and Other	191	210	754	1,030
Net Sales	$722,915	$666,332	$1,967,214	$1,832,466
Operating Income (Loss):
Journeys Group	$35,047	$32,268	$61,544	$56,198
Schuh Group (1)	3,949	1,945	(1,389)	(4,131)
Lids Sports Group	8,606	11,996	25,217	35,517
Johnston & Murphy Group	4,505	4,833	8,577	10,432
Licensed Brands	3,082	4,112	8,476	8,504
Corporate and Other (2)	(8,629)	(8,175)	(22,063)	(18,289)
Earnings from operations	46,560	46,979	80,362	88,231
Indemnification asset write-off	7,050	—	7,050	—
Interest, net	891	1,190	2,374	3,369
Earnings from continuing operations
before income taxes	38,619	45,789	70,938	84,862
Income tax expense	9,869	17,993	23,322	34,092
Earnings from continuing operations	28,750	27,796	47,616	50,770

Provision for discontinued operations	(88)	(46)	(287)	(270)
Net Earnings	$28,662	$27,750	$47,329	$50,500

(1)Includes $1.0 million and $6.3 million, respectively, in deferred payments related to the Schuh acquisition for the third quarter and first nine months ended November 1, 2014, respectively, and $3.0 million and $8.7 million for the third quarter and first nine months ended November 2, 2013, respectively.

(2)Includes a $1.0 million charge in the third quarter of Fiscal 2015 which includes $0.6 million for network intrusion expenses and $0.4 million for asset impairments. Includes a $1.3 million charge for the first nine months of Fiscal 2015 which includes a $3.3 million gain on a lease termination, partially offset by $2.4 million for network intrusion expenses, $1.6 million for asset impairments and $0.6 million for other legal matters. Includes a $1.5 million charge in the third quarter of Fiscal 2014 which includes $0.8 million for network intrusion expenses, $0.4 million for asset impairments and $0.3 million for other legal matters. Includes $4.3 million income for the first nine months of Fiscal 2014 which includes an $8.3 million gain on a lease termination, partially offset by $1.8 million for asset impairments, $1.4 million for network intrusion expenses and $0.8 million for other legal matters.

GENESCO INC.

Consolidated Balance Sheet
	November 1,	November 2,
In Thousands	2014	2013
Assets
Cash and cash equivalents	$38,026	$32,250
Accounts receivable	71,796	64,235
Inventories	737,577	694,256
Other current assets	83,653	78,820
Total current assets	931,052	869,561
Property and equipment	314,664	268,985
Other non-current assets	423,529	407,257
Total Assets	$1,669,245	$1,545,803
Liabilities and Equity
Accounts payable	$248,782	$265,067
Current portion long-term debt	35,347	5,596
Other current liabilities	200,593	139,324
Total current liabilities	484,722	409,987
Long-term debt	79,688	92,361
Other long-term liabilities	134,177	181,857
Equity	970,658	861,598
Total Liabilities and Equity	$1,669,245	$1,545,803

GENESCO INC.

Retail Units Operated - Nine Months Ended November 1, 2014
	Balance	Acqui-			Balance	Acqui-			Balance
	2/2/2013	sitions	Open	Close	2/1/2014	sitions	Open	Close	11/1/2014
Journeys Group	1,157	—	39	28	1,168	—	26	11	1,183
Journeys	820	—	20	13	827	—	14	4	837
Underground by Journeys	130	—	—	13	117	—	—	4	113
Journeys Kidz	156	—	19	1	174	—	12	2	184
Shi by Journeys	51	—	—	1	50	—	—	1	49
Schuh Group	92	—	29	22	99	—	11	4	106
Schuh UK*	70	—	29	9	90	—	10	4	96
Schuh ROI	9	—	—	—	9	—	1	—	10
Schuh Concessions*	13	—	—	13	—	—	—	—	—
Lids Sports Group**	1,053	15	102	37	1,133	56	215	27	1,377
Johnston & Murphy Group	157	—	13	2	168	—	8	5	171
Shops	102	—	6	2	106	—	3	3	106
Factory Outlets	55	—	7	—	62	—	5	2	65
Total Retail Units	2,459	15	183	89	2,568	56	260	47	2,837
Permanent Units*	2,446	15	173	69	2,565	56	260	44	2,837

Retail Units Operated - Three Months Ended November 1, 2014

	Balance	Acqui-			Balance
	8/2/2014	sitions	Open	Close	11/1/2014
Journeys Group	1,172	—	14	3	1,183
Journeys	829	—	9	1	837
Underground by Journeys	115	—	—	2	113
Journeys Kidz	179	—	5	—	184
Shi by Journeys	49	—	—	—	49
Schuh Group	99	—	7	—	106
Schuh UK*	90	—	6	—	96
Schuh ROI	9	—	1	—	10
Lids Sports Group**	1,233	37	114	7	1,377
Johnston & Murphy Group	170	—	2	1	171
Shops	106	—	1	1	106
Factory Outlets	64	—	1	—	65
Total Retail Units	2,674	37	137	11	2,837
Permanent Units*	2,674	37	137	11	2,837

*Excludes Schuh Concessions and temporary "pop-up" locations.
**Includes 190 Locker Room by Lids in Macy's stores as of November 1, 2014.

Comparable Sales (including same store and comparable direct sales)
	Three Months Ended		Nine Months Ended
	November 1,	November 2,	November 1,	November 2,
	2014	2013	2014	2013
Journeys Group	6%	(2)%	4%	(2)%
Schuh Group	—%	(10)%	0%	(9)%
Lids Sports Group	1%	5%	—%	(1)%
Johnston & Murphy Group	—%	7%	—%	7%
Total Comparable Sales	3%	(1)%	2%	(2)%

Schedule B

Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
Three Months Ended November 1, 2014 and November 2, 2013

	Three	Impact on	Three	Impact on
	Months	Diluted	Months	Diluted
In Thousands (except per share amounts)	Oct 2014	EPS	Oct 2013	EPS
Earnings from continuing operations, as reported	$28,750	$1.21	$27,796	$1.18

Adjustments: (1)
Impairment charges	244	0.01	215	0.01
Deferred payment - Schuh acquisition	1,017	0.04	2,949	0.12
Indemnification asset write-off	7,050	0.3	—	—
Change in accounting for bonus awards	—	—	2,541	0.11
Other legal matters	38	—	169	0.01
Network intrusion expenses	388	0.02	536	0.02
Higher (lower) effective tax rate	(7,185)	(0.30)	(382)	(0.02)

Adjusted earnings from continuing operations (2)	$30,302	$1.28	$33,824	$1.43

(1) All adjustments are net of tax where applicable. The tax rate for the third quarter of Fiscal 2015 is 36.4% excluding a FIN 48 discrete item of less than $0.1 million. The tax rate for the third quarter of Fiscal 2014 is 37.6% excluding a FIN 48 discrete item of less than $0.1 million.

(2) EPS reflects 23.8 million and 23.6 million share count for Fiscal 2015 and 2014, respectively, which includes common stock equivalents in both years.

The Company believes that disclosure of earnings and earnings per share from continuing operations adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results.

Schedule B

Genesco Inc.
Adjustments to Reported Operating Income
Three Months Ended November 1, 2014 and November 2, 2013

	Three Months Ended November 1, 2014
	Operating	Bonus Adj	Adj Operating
In Thousands	Income	and Other	Income
Journeys Group	$35,047	$—	$35,047
Schuh Group*	3,949	1,017	4,966
Lids Sports Group	8,606	—	8,606
Johnston & Murphy Group	4,505	—	4,505
Licensed Brands	3,082	—	3,082
Corporate and Other	(8,629)	1,036	(7,593)

Total Operating Income	$46,560	$2,053	$48,613

*Schuh Group adjustments include $1.0 million in deferred purchase price payments.

	Three Months Ended November 2, 2013
	Operating	Bonus Adj	Adj Operating
In Thousands	Income	and Other	Income
Journeys Group	$32,268	$968	$33,236
Schuh Group*	1,945	3,903	5,848
Lids Sports Group	11,996	—	11,996
Johnston & Murphy Group	4,833	10	4,843
Licensed Brands	4,112	4	4,116
Corporate and Other	(8,175)	3,598	(4,577)

Total Operating Income	$46,979	$8,483	$55,462

*Schuh Group adjustments include $3.0 million in deferred purchase price payments.

Schedule B

Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
Nine Months Ended November 1, 2014 and November 2, 2013

	Nine	Impact on	Nine	Impact on
	Months	Diluted	Months	Diluted
In Thousands (except per share amounts)	Oct 2014	EPS	Oct 2013	EPS
Earnings from continuing operations, as reported	$47,616	$2.01	$50,770	$2.15

Adjustments: (1)
Impairment charges	1,023	0.04	1,108	0.05
Deferred payment - Schuh acquisition	6,346	0.27	8,651	0.36
Indemnification asset write-off	7,050	0.30	—	—
Gain on lease termination	(2,104)	(0.09)	(2,077)	(0.09)
Change in accounting for bonus awards	3,575	0.15	10,319	0.44
Other legal matters	437	0.02	471	0.02
Network intrusion expenses	1,509	0.06	896	0.04
Higher (lower) effective tax rate	(7,838)	(0.33)	(877)	(0.04)

Adjusted earnings from continuing operations (2)	$57,614	$2.43	$69,261	$2.93

(1) All adjustments are net of tax where applicable. The tax rate for the first nine months of Fiscal 2015 is 36.9% excluding a FIN 48 discrete item of less than $0.1 million. The tax rate for the first nine months of Fiscal 2014 is 37.3% excluding a FIN 48 discrete item of $0.1 million.

(2) EPS reflects 23.7 million and 23.6 million share count for Fiscal 2015 and 2014, respectively, which includes common stock equivalents in both years.

The Company believes that disclosure of earnings and earnings per share from continuing operations adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results.

Schedule B

Genesco Inc.
Adjustments to Reported Operating Income
Nine Months Ended November 1, 2014 and November 2, 2013

	Nine Months Ended November 1, 2014
	Operating	Bonus Adj	Adj Operating
In Thousands	Income	and Other	Income
Journeys Group	$61,544	$4,919	$66,463
Schuh Group*	(1,389)	6,346	4,957
Lids Sports Group	25,217	—	25,217
Johnston & Murphy Group	8,577	25	8,602
Licensed Brands	8,476	—	8,476
Corporate and Other	(22,063)	2,082	(19,981)

Total Operating Income	$80,362	$13,372	$93,734

*Schuh Group adjustments include $6.3 million in deferred purchase price payments.

	Nine Months Ended November 2, 2013
	Operating	Bonus Adj	Adj Operating
In Thousands	Income	and Other	Income
Journeys Group	$56,198	$7,028	$63,226
Schuh Group*	(4,131)	12,595	8,464
Lids Sports Group	35,517	1,676	37,193
Johnston & Murphy Group	10,432	23	10,455
Licensed Brands	8,504	—	8,504
Corporate and Other	(18,289)	4,441	(13,848)

Total Operating Income	$88,231	$25,763	$113,994

*Schuh Group adjustments include $8.7 million in deferred purchase price payments.

Schedule B

Genesco Inc.
Adjustments to Forecasted Earnings from Continuing Operations
Fiscal Year Ending January 31, 2015

In Thousands (except per share amounts)	High Guidance		Low Guidance
	Fiscal 2015		Fiscal 2015
Forecasted earnings from continuing operations	$102,079	$4.31	$99,397	$4.20

Adjustments: (1)
Asset impairment and other charges	1,830	0.08	2,146	0.09
Change in accounting for bonus awards	3,575	0.15	3,575	0.15
Deferred payment - Schuh acquisition	7,346	0.31	7,346	0.31

Adjusted forecasted earnings from continuing operations (2)	$114,830	$4.85	$112,464	$4.75

(1) All adjustments are net of tax where applicable. The forecasted tax rate for Fiscal 2015 is approximately 36.9% excluding a FIN 48 discrete item of $0.1 million.

(2) EPS reflects 23.7 million share count for Fiscal 2015 which includes common stock equivalents.

This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.